UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Cypress Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

J. Daniel McCranie

Camillo Martino

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYPRESS SEMICONDUCTOR INDEPENDENT STOCKHOLDERS SHOULD DECIDE

WHETHER OR NOT TO ELIMINATE CUMULATIVE VOTING

Leading Independent Proxy Advisory Firm ISS Supports Elimination of Cumulative Voting

but Expresses Concern that Board has Made Positive Governance Changes Contingent upon This Vote

Preliminary Proxy Materials Filed Regarding Nomination of Dan McCranie and Camillo Martino

to Cypress Board of Directors

SAN JOSE, C.A., March 14, 2017—T.J. Rodgers, founder and former CEO, President and Director of Cypress Semiconductor Corp. (NASDAQ: CY) (“Cypress” or “the Company”), and the Company’s largest individual stockholder, and J. Daniel McCranie and Camillo Martino, nominees for election to the Cypress Board of Directors at the 2017 Annual Meeting of Stockholders (collectively “CypressFirst”) today provided the following statement on the recommendation by Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, that Cypress stockholders approve an amendment to the Company’s charter to eliminate cumulative voting in the election of directors in the Company’s ongoing consent solicitation (“Consent Solicitation”):

“We are pleased that our actions have spurred the Cypress Board to promote majority voting and a form of proxy access, both corporate governance enhancements that should benefit Cypress stockholders. At the same time, we continue to be concerned that the Company has failed to provide stockholders with the context and analysis they need to make an informed decision in the Consent Solicitation. It is important to note that ISS recognized in its report that, ‘the board’s decision to remove cumulative voting (and make the positive governance changes contingent upon this vote) certainly raises some concern.’

“As has previously been stated, CypressFirst is NOT making any recommendation with respect to the Consent Solicitation and intends to vote their shares in proportion with the Company’s other stockholders who have executed valid consents. To provide the context and analysis needed to make an informed decision in the Cypress Semiconductor Consent Solicitation, the CypressFirst Consent Information Statement has been filed with the Securities and Exchange Commission (“SEC”), and can be accessed on the CypressFirst website (www.CypressFirst.com) or the SEC website (www.sec.gov). The definitive CypressFirst Consent Information Statement will be accompanied by a GOLD proxy card, which can be used by stockholders to vote their shares in connection with the Cypress Consent Solicitation.”

Preliminary Proxy Materials Filed

CypressFirst also announced the filing today of preliminary proxy materials with the SEC for the nomination of two extraordinarily qualified candidates, semiconductor industry veterans Dan McCranie and Camillo Martino. Should Cypress stockholders follow ISS’s recommendation and vote to eliminate cumulative voting, CypressFirst believes that all Cypress stockholders should decide at the Annual Meeting who are the best candidates in a direct contest that will in effect run Dan McCranie and Camillo Martino against the Company’s conflicted executive chairman, Ray Bingham, and its lead independent director, Eric Benhamou, who needs to take responsibility for the Board’s failures in governance and compensation.

For additional information or assistance, please contact MacKenzie Partners, Inc., the firm assisting Mr. Rodgers in his solicitation of proxies:

105 Madison Avenue

New York, New York 10016

CypressFirst@mackenziepartners.com

Toll-Free (800) 322-2885

Additional Information and Where to Find It

T.J. Rodgers is the founding CEO of the Company. Rodgers, J. Daniel McCranie and Camillo Martino may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company and in connection with the solicitation of proxies to vote a consent on the Company’s solicitation of consents to remove cumulative voting and with respect to certain governance matters (the “Cypress Consent Solicitation”). Rodgers has filed a preliminary Consent Information Statement, stockholder letter and accompanying GOLD proxy card in connection with the Cypress Consent Solicitation (the “CypressFirst Consent Information Statement”). Rodgers, McCranie and Martino have also filed a preliminary proxy statement (the “CypressFirst Proxy Statement”) and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) in connection with his solicitation of proxies for the Annual Meeting.

Rodgers owns or controls voting of 8,727,619 shares of the Company’s common stock. McCranie and Martino own 25,000 and 10,000 shares, respectively of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, are included in the CypressFirst Proxy Statement and may be included in other relevant documents to be filed with the SEC in connection with the Annual Meeting or the CypressFirst Consent Information Statement filed with the SEC in connection with the Cypress Consent Solicitation.

Promptly after filing the definitive CypressFirst Proxy Statement with the SEC, Rodgers, McCranie and Martino intend to mail the definitive CypressFirst Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE CYPRESSFIRST PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RODGERS, McCRANIE AND MARTINO HAVE FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

STOCKHOLDERS ARE ALSO URGED TO READ THE CYPRESSFIRST CONSENT INFORMATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RODGERS HAS FILED OR MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, copies of the definitive CypressFirst Proxy Statement, the CypressFirst Consent Information Statement and any other related documents filed by Rodgers with respect to the Company with the SEC in connection with the Annual Meeting or the Cypress Consent Solicitation at the SEC’s website (http://www.sec.gov). In addition, copies of such materials, when available, may be requested free of charge from Rodgers’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2855 or by email: CypressFirst@mackenziepartners.com.

Media Contacts

Abernathy MacGregor

Jeremy Jacobs / Sheila Ennis

212-371-5999 / 415-926-7961

JRJ@abmac.com

SBE@abmac.com

Investor Contacts

MacKenzie Partners

Daniel Burch / Larry Dennedy

212-929-5500

Dburch@mackenziepartners.com

ldennedy@mackenziepartners.com

About J. Daniel McCranie

J. Daniel McCranie is currently Chairman at ON Semiconductor Corp. and previously served as Non-Executive Chairman at Freescale Semiconductor, Inc. He has served on the Board of Directors at Mentor Graphics Corp. since 2012. He served on the Board of Directors of Cypress Semiconductor Corp. from 2005 through 2014. He has served as Chairman of Actel Corporation, Chairman of Virage Logic, Inc, Chairman of Xicor Corporation, and Board Director of California Microdevices, Inc. McCranie was previously employed as Executive Vice President- Sales & Applications by Cypress Semiconductor Corp., President & Chief Executive Officer by Virage Logic Corp., Vice President-Sales & Marketing by Cypress Semiconductor Corp., and Chairman, President & Chief Executive Officer by SEEQ Technology, Inc.

About Camillo Martino

Camillo Martino has served as a member of the Board of Directors of MagnaChip Semiconductor Corp. since August 2016. Martino has served as a member of the Board of Directors of VVDN Technologies, a private company, since March 2016 and as Vice Chairman of the Board of Directors of SAI Technology, Inc., a private company, since April 2015. Previously, he served as director and CEO of Silicon Image, Inc.; COO at SAI Technology Inc.; and President, CEO and Director of Cornice Inc. He also served as Executive Vice President and COO of chipmaker Zoran Corporation. His career began at National Semiconductor Corporation, where he held multiple positions over a nearly 14-year tenure at the Company.

About T.J. Rodgers

T.J. Rodgers co-founded Cypress Semiconductor Corporation in 1982 and served as the Company’s President and Chief Executive Officer until April 2016 and as a member of its Board of Directors until August 2016. He is a former chairman of the Semiconductor Industry Association (SIA) and SunPower Corp. and currently sits on the boards of directors of high-technology companies, including Bloom Energy (fuel cells), Enphase (solar energy electronics), WaterBit (precision agriculture) and Enovix (silicon lithium-ion batteries). He has been honored for his foundational support over a 20-year period of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and the California Association of African American Educators. Rodgers received his bachelor’s degree from Dartmouth College, graduating as salutatorian with majors in chemistry and physics. He received his master’s degree and Ph.D. in electrical engineering from Stanford University. While pursuing his Ph.D. degree, Rodgers invented the VMOS process technology, which he later licensed to American Microsystems, Inc.